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                                                                                                   EXHIBIT 3

                                      THE NARRAGANSETT ELECTRIC COMPANY                            Effective
                              LIMITED MEDIUM SECONDARY VOLTAGE C&I RATE (G-22)                 April 1, 2000
                                           Retail Delivery Service

                                               R.I.P.U.C. No.


Monthly Charge As Adjusted

Rates for Retail Delivery Service

      Distribution Charge per kW                                                 $1.50

      Non-Bypassable Transition Charge per kWh                                    1.150(cent)

      Transmission Charge per kWh                                                 0.386(cent)

      Transmission Adjustment Factor per kWh                                      0.079(cent)

      Distribution Charge per kWh*                                                2.215(cent)

      Conservation and Load Management Adjustment per kWh                         0.230(cent)(Eff. Jan. 1, 1997)

Additional Delivery Rates for Blackstone Valley Zone

      Zonal Transition Factor per kWh                                             0.970(cent)

      Transmission Adjustment Credit per kWh                                      0.187(cent)

Additional Delivery Rates for Newport Zone

      Zonal Transition Factor per kWh                                             0.990(cent)

      Transmission Adjustment Credit per kWh                                      0.214(cent)

Rates for Standard Offer Service or Last Resort Service (Optional)

      Standard Offer  per kWh                                                     3.800(cent)(Eff. January 1, 2000)

      Last Resort per kWh                                                         per Last Resort Service tariff

*     Includes 0.068(cent)per kWh for phase-in of FAS 106 (Eff. Jan. 1, 1998), 0.000(cent)per kWh for Standard OffeR
      Adjustment Provision (Eff. Jan. 1, 2000) and 0.214(cent)per kWh and 0.152(cent)per kWh for Performance Based
      Rate Adjustments effective Jan. 1, 1997 and Jan. 1, 1998, respectively.

TAX NOTE:   THE RATES LISTED ABOVE DO NOT REFLECT GROSS EARNINGS TAX OR SALES TAXES.  HOWEVER, SUCH TAXES, WHEN
            APPLICABLE, WILL APPEAR ON BILLS SENT TO CUSTOMERS.

Other Rate Clauses apply as usual.
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                                                             R.I.P.U.C. No.
                                                                    Sheet 1

                     THE NARRAGANSETT ELECTRIC COMPANY
              LIMITED MEDIUM SECONDARY VOLTAGE C&I RATE (G-22)
                          RETAIL DELIVERY SERVICE

AVAILABILITY

      This rate is limited only to those customers placed on this rate by the Company and were formerly served under the Newport Electric or Blackstone Valley Electric Rate G-2. Customers may change to another rate if their demand is 500 kW or more, or less than 10 kW. This rate is closed to all other customers.

MONTHLY CHARGE

         The Monthly Charge will be the sum of the Retail Delivery Service Charges set forth in the cover sheet of this tariff.

RATE ADJUSTMENT PROVISIONS

      Transmission Service Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Transmission Service Cost Adjustment Provision.

      Transition Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Non-Bypassable Transition Charge Adjustment Provision.

      Standard Offer Adjustment

      All Customers served on this rate must pay any charges required pursuant to the terms of the Company's Standard Offer Adjustment
Provisions, whether or not the Customer is taking or has taken Standard Offer Service.

      Conservation and Load Management Adjustment

      The amount determined under the preceding provisions shall be adjusted in accordance with the Company's Conservation and Load Management Adjustment Provision as from time to time effective in accordance with law.

      Performance Based Rate Adjustment

      The amount determined under the preceding provisions shall be adjusted periodically in accordance with Section 39-1-27.5 of the Rhode Island General Laws.

STANDARD OFFER SERVICE

      Any Customer served under this rate who is eligible for Standard Offer Service shall receive such service pursuant to the Standard Offer Service tariff.

LAST RESORT SERVICE

      Any Customer served under this rate who does not take its power supply from a non-regulated power producer and is ineligible for Standard Offer Service will receive Last Resort Service pursuant to the Last Resort Service tariff.

DETERMINATION OF BILLING DEMAND

      The Billing Demand in kilowatts for each month will be the lower of the maximum metered demand in any fifteen-minute period during the month or the month energy consumption divided by 150.

POWER FACTOR ADJUSTMENT

      Customers who have established a Billing Demand of 100 kilowatts or more in the current or preceding eleven months will receive a Power Factor Adjustment (PFA) to their Demand Charge based on the following method, except that the Demand Charge shall not be less than 95% nor more than 110% of the Demand Charge before adjustment:

PFA = ((0.80 / Power Factor) - 1) x (Unadjusted Demand Charge / 3)

GROSS EARNINGS TAX

      A Rhode Island Gross Earnings Tax adjustment will be applied to the charges determined above in accordance with Rhode Island General Laws.

GROSS EARNINGS TAX CREDIT FOR MANUFACTURERS

      Consistent with the gross receipts tax exemption provided in Section 44-13-35 of Rhode Island General Laws, eligible manufacturing customers will be exempt from the Gross Earnings Tax to the extent allowed by the Division of Taxation.

      Eligible manufacturing customers are those customers who have on file with the Company a valid certificate of exemption from the Rhode Island sales tax (under section 44-18-30(H) of Rhode Island General Laws) indicating the customer's status as a manufacturer. If the Division of Taxation (or other Rhode Island taxing authority with jurisdiction) disallows any part or all of the exemption as it applies to a customer, the customer will be required to reimburse the Company in the amount of the credits provided to such customer which were disallowed, including any interest required to be paid by the Company to such authority.

TERMS AND CONDITIONS

      The Company's Terms and Conditions in effect from time to time, where not inconsistent with any specific provisions hereof, are a part of this rate.


                                  Effective: April 1, 2000


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                                      THE NARRAGANSETT ELECTRIC COMPANY                            Effective
                                              69KV RATE (N-01)                                 April 1, 2000
                                           Retail Delivery Service

                                               R.I.P.U.C. No.

Monthly Charge As Adjusted

Rates for Retail Delivery Service

      Distribution Charge per kW                                                    $5.52

      Distribution Charge per kVAR                                                  $0.17

      Non-Bypassable Transition Charge per kWh                                      1.150(cent)

      Transmission Charge per kWh                                                   0.408(cent)

      Transmission Adjustment Factor per kWh                                        0.068(cent)

      Distribution Charge per kWh*                                                  0.574(cent)

      Conservation and Load Management Adjustment per kWh                           0.230(cent)(Eff. Jan. 1, 1997)

Additional Delivery Rates for Blackstone Valley Zone

      Zonal Transition Factor per kWh                                               0.890(cent)

      Transmission Adjustment Credit per kWh                                        0.042(cent)

Additional Delivery Rates for Newport Zone

      Zonal Transition Factor per kWh                                               0.910(cent)

      Transmission Adjustment Credit per kWh                                        0.064(cent)

Rates for Standard Offer Service or Last Resort Service (Optional)

      Standard Offer per kWh                                                        3.800(cent)(Eff. January 1, 2000)

      Last Resort per kWh                                                           per Last Resort Service tariff



*     Includes 0.068(cent)per kWh for phase-in of FAS 106 (Eff. Jan. 1, 1998), (0.038(cent)) per kWh for Rate Settlement credit, 0.000(cent)per kWh for Standard Offer Adjustment Provision (Eff. Jan. 1, 2000) and 0.214(cent)per kWh and
      0.152(cent)per kWh for Performance Based Rate Adjustments effective Jan. 1, 1997 and Jan. 1, 1998, respectively.

TAX NOTE: THE RATES LISTED ABOVE DO NOT REFLECT GROSS EARNINGS TAX OR SALES TAXES (WHEN APPLICABLE). HOWEVER, SUCH TAXES, WHEN APPLICABLE, WILL APPEAR ON BILLS SENT TO CUSTOMERS.

Other Rate Clauses apply as usual.
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                                                             R.I.P.U.C. No.
                                                                    Sheet 1
                                                  Cancelling R.I.P.U.C. No.


                     THE NARRAGANSETT ELECTRIC COMPANY
                              69KV RATE (N-01)
                          RETAIL DELIVERY SERVICE


AVAILABILITY

      This rate is available to customers taking service at a nominal voltage of 69,000 volts and is mandatory for the Department of the Navy, its successors, or assigns, for electric power service to the Naval Education and Training Center, Newport, Rhode Island.

      Electric retail delivery service supplied hereunder shall be three phase, alternating current, at a nominal frequency of sixty Hertz, and at a nominal voltage of 69,000 volts.

MONTHLY CHARGE

      The Monthly Charge will be the sum of the Retail Delivery Service Charges set forth in the cover sheet of this tariff.

DETERMINATION OF BILLING PERIODS

      The Billing Period consists of the days between consecutive meter readings. Service under this Rate is rendered on a full calendar day basis. The first day of any billing period is included in its entirety and the last day of any billing period is excluded in its entirety.

DETERMINATION OF BILLING DEMANDS

I.  Billing Demand

A.  Requirements Service

      The Demand in kilowatts for each month is the maximum metered fifteen-minute demand during the Billing Period.

B.  Partial Requirements Service

      The Demand in kilowatts for each month is the maximum fifteen-minute total demand during the month, where the total demand is the combined of the Partial Requirements Service delivered by the Company and the service supplied by the customer's other power source.

      The Billing Demand in kilowatts for each month shall be the largest of:

      1. the Demand,

      2. Seventy-five percent (75%) of the highest Demand recorded during the previous eleven months, or

      3. Fifty percent (50%) of the highest Demand recorded by the customer since 1961, where:

      For the purposes of determining the Billing Demand, all demands recorded before December 1, 1994, shall be deemed Demands, all Standby Demands recorded after December 1, 1994, through June 30, 1997 shall be deemed Demands, and all Distribution Demands recorded after June 30, 1997, shall be deemed Demands.

II.  Reactive Billing Demand

      The Reactive Billing Demand in kilovars for each month shall be the Reactive Demand in excess of seventeen and one-half percent (17.5%) of the Demand, where the Reactive Demand in kilovars for each month is the metered fifteen-minute reactive demand coincident with the Demand.

DETERMINATION OF BILLING DEMAND CHARGES

I.  Billing Demand Charge

      The Billing Demand Charge shall be the Billing Demand times the
Demand Rate.

I.  Reactive Billing Demand Charge

      The Reactive Billing Demand Charge shall be the Reactive Billing Demand times the Reactive Demand Rate.

DETERMINATION OF MINIMUM BILLING ENERGY CHARGE

      The Minimum Billing Energy Charge shall be the Total Energy
Requirements times the Transition Charge. For the purposes of the foregoing, Total Energy Requirements shall mean the sum of the energy delivered by the Company and the energy supplied by the Navy's other power sources other than electrically isolated emergency power sources.

RATE ADJUSTMENT PROVISIONS

      Transmission Service Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Transmission Service Cost Adjustment Provision.

      Transition Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Non-Bypassable Transition Charge Adjustment Provision.

      Standard Offer Adjustment

      All Customers served on this rate must pay any charges required pursuant to the terms of the Company's Standard Offer Adjustment
Provisions, whether or not the Customer is taking or has taken Standard Offer Service.

      Conservation and Load Management Adjustment

      The amount determined under the preceding provisions shall be adjusted in accordance with the Company's Conservation and Load Management Adjustment Provision as from time to time effective in accordance with law.

      Performance Based Rate Adjustment

      The amount determined under the preceding provisions shall be adjusted periodically in accordance with Section 39-1-27.5 of the Rhode Island General Laws.

STANDARD OFFER SERVICE

      Any Customer served under this rate who is eligible for Standard Offer Service shall receive such service pursuant to the Standard Offer Service tariff.

LAST RESORT SERVICE

      Any Customer served under this rate who does not take its power supply from a non-regulated power producer and is ineligible for Standard Offer Service will receive Last Resort Service pursuant to the Last Resort Service tariff.

GROSS EARNINGS TAX

      A Rhode Island Gross Earnings Tax adjustment will be applied to the charges determined above in accordance with Rhode Island General Laws.

GROSS EARNINGS TAX CREDIT FOR MANUFACTURERS

      Consistent with the gross receipts tax exemption provided in Section 44-13-35 of Rhode Island General Laws, eligible manufacturing customers will be exempt from the Gross Earnings Tax to the extent allowed by the Division of Taxation.

      Eligible manufacturing customers are those customers who have on file with the Company a valid certificate of exemption from the Rhode Island sales tax (under section 44-18-30(H) of Rhode Island General Laws) indicating the customer's status as a manufacturer. If the Division of Taxation (or other Rhode Island taxing authority with jurisdiction) disallows any part or all of the exemption as it applies to a customer, the customer will be required to reimburse the Company in the amount of the credits provided to such customer which were disallowed, including any interest required to be paid by the Company to such authority.

DEFINITIONS OF TERMS

      "Requirements Service" means that the Company delivers all the energy and capacity necessary to meet the total electric service requirements of the Navy, other than electric service requirements provided by electrically isolated emergency power sources.

      "Partial Requirements Service" means Supplementary Service, Backup Service, and Maintenance Service, either individually or in any combination.

      "Supplementary Service" means electric energy and capacity delivered by the Company on a regular basis in addition to that which is normally provided by the Navy's other power source.

      "Backup Service" means electric energy and capacity delivered by the Company to replace energy and capacity ordinarily provided by the Navy's other power source during an unscheduled outage of the power source.

      "Maintenance Service" means electric energy and capacity delivered by the Company to replace energy and capacity ordinarily provided by the Navy's other power source during a scheduled outage of the power source.


TERMS AND CONDITIONS

      The Company's Terms and Conditions in effect from time to time, where not inconsistent with any specific provisions hereof, are a part of this rate.


                          Effective: April 1, 2000



                                                      R.I.P.U.C. No. 1102-A
                                                                    Sheet 1
                                             Cancelling R.I.P.U.C. No. 1079


                     THE NARRAGANSETT ELECTRIC COMPANY
                    RESIDENTIAL TIME-OF-USE RATE (A-32)
                          RETAIL DELIVERY SERVICE

AVAILABILITY

      Electric delivery service under this rate is available for all domestic purposes in an individual private dwelling or an individual private apartment. Service is also available for farm customers where delivery is provided by the Company. A church and adjacent buildings owned and operated by the church may be served under this rate, but any such buildings separated by public ways must be billed separately.

      The Company may under unusual circumstances permit more than one set of living quarters to be served through one metering installation under this rate, but if so, the Customer Charge shall be multiplied by the number of separate living quarters so served.

      The Company will require any Customer taking service on the Basic Residential Rate A-16 or the Residential Water Heater Control Rate A-18 to take service on this rate if the Customer's usage for the previous 12 months exceeds 30,000 kWh. The Company will require any new customer to take service under this rate if the Company estimates that the Customer's annual usage will exceed 30,000 kWh. A Customer who has been placed on this rate pursuant to this paragraph may transfer to another available rate if the Customer's usage for the previous 12 months is less than 24,000 kWh.

FARM CUSTOMER EXEMPTION

      Any customer taking service under the Company's the Basic Residential Rate A-16 or the Residential Water Heater Control Rate A-18 who qualifies as a "farm customer" may be exempted from taking delivery under this rate, even if such customer's annual usage exceeds 30,000 kWh.

      Customers seeking a Farm Customer Exemption have the burden of providing documentation of their "farm customer status" to the Company. A document such as a Federal 1040-F form will be accepted by the Company as reasonable documentation of such status. Customers may be required by the Company to qualify for the exemption on an annual basis.

MONTHLY CHARGE

      The Monthly Charge will be the sum of the applicable Retail Delivery Service Charges set forth in the cover sheet of this tariff.

      Customers placed on this rate by the Company without time of use meters shall not be required to pay the Time of Use Metering Charge.

PEAK AND OFF-PEAK PERIODS

      Peak Hours:       October - April    --  8 a.m. - 12 p.m. Weekdays
                                               4 p.m. - 8 p.m. Weekdays

                        May - September    --  10 a.m. - 4 p.m. Weekdays

      Off-Peak Hours:                          All other hours

      Weekdays shall mean Monday through Friday, excluding the following holidays: New Years' Day, President's Day, Memorial Day, Independence Day, Columbus Day (observed), Labor Day, Veteran's Day, Thanksgiving Day and Christmas Day.

RATE ADJUSTMENT PROVISIONS

      Transmission Service Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Transmission Service Cost Adjustment Provision.

      Transition Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Non-Bypassable Transition Charge Adjustment Provision.

      Standard Offer Adjustment

      All Customers served on this rate must pay any charges required pursuant to the terms of the Company's Standard Offer Adjustment
Provisions, whether or not the Customer is taking or has taken Standard Offer Service.

      Conservation and Load Management Adjustment

      The amount determined under the preceding provisions shall be adjusted in accordance with the Company's Conservation and Load Management Adjustment Provision as from time to time effective in accordance with law.

      Performance Based Rate Adjustment

      The amount determined under the preceding provisions shall be adjusted periodically in accordance with Section 39-1-27.5 of the Rhode Island General Laws.

STANDARD OFFER SERVICE

      Any Customer served under this rate who is eligible for Standard Offer Service shall receive such service pursuant to the Standard Offer Service tariff.

LAST RESORT SERVICE

      Any Customer served under this rate who does not take its power supply from a non-regulated power producer and is ineligible for Standard Offer Service will receive Last Resort Service pursuant to the Last Resort Service tariff.

MINIMUM CHARGE

      The monthly minimum charge shall be the sum of the monthly Customer Charge plus the monthly time-of-use Metering Charge.

GROSS EARNINGS TAX

      A Rhode Island Gross Earnings Tax adjustment will be applied to the charges determined above in accordance with Rhode Island General Laws.

TERMS AND CONDITIONS

      The Company's Terms and Conditions in effect from time to time where not inconsistent with any specific provisions hereof, are a part of this rate.


                            Effective: April 1, 2000


                                                      R.I.P.U.C. No. 1103-A
                                                                    Sheet 1
                                             Cancelling R.I.P.U.C. No. 1083

                     THE NARRAGANSETT ELECTRIC COMPANY
                           LOW INCOME RATE (A-60)
                          RETAIL DELIVERY SERVICE


AVAILABILITY

      Service under this rate is available only to currently qualified customers for all domestic purposes in an individual private dwelling or an individual apartment, providing such customer meets both of the following criteria:

         1. Must be the head of a household or principal wage earner.
         2. Must be presently receiving Supplemental Security Income from the Social Security Administration, be eligible for the low-income home energy assistance program, or one of the following from the appropriate Rhode Island agencies: Medicaid, Food Stamps, General Public Assistance or Aid to Families with Dependent Children.

      It is the responsibility of the customer to annually certify, by forms provided by the Company, the continued compliance with the foregoing provisions.

      The Company may under unusual circumstances permit more than one set of living quarters to be served through one meter under this rate, but if so, the kilowatt-hours eligible for the credit described below shall be multiplied by the number of separate living quarters so served.

MONTHLY CHARGE

      The Monthly Charge will be the sum of the applicable Retail Delivery Service Charges set forth in the cover sheet sheet of this tariff.

      Provided, however, that any customer who installed prior to January 1, 1998 and has in regular operation an electric water heater of a type approved by the Company and conforming to the Conditions for Electric Water Heating contained herein, shall receive a credit of 0.661(cent) per kWh for the first 750 kWh per month.


RATE ADJUSTMENT PROVISIONS

      Transmission Service Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Transmission Service Cost Adjustment Provision.

      Transition Charge Adjustment

      The prices under this rate as set forth under "Monthly Charge" may be adjusted from time to time in the manner described in the Company's Non-Bypassable Transition Charge Adjustment Provision.

      Standard Offer Adjustment

      All Customers served on this rate must pay any charges required pursuant to the terms of the Company's Standard Offer Adjustment
Provisions, whether or not the Customer is taking or has taken Standard Offer Service.

      Conservation and Load Management Adjustment

      The amount determined under the preceding provisions shall be adjusted in accordance with the Company's Conservation and Load Management Adjustment Provision as from time to time effective in accordance with law.

STANDARD OFFER SERVICE

      Any Customer served under this rate who is eligible for Standard Offer Service shall receive such service pursuant to the Standard Offer Service tariff.

LAST RESORT SERVICE

      Any Customer served under this rate who does not take its power supply from a non-regulated power producer and is ineligible for Standard Offer Service will receive Last Resort Service pursuant to the Last Resort Service tariff.

CONDITIONS FOR ELECTRIC WATER HEATING

      1. Electricity will be the only source of energy for water heating.

      2. The Company reserves the right to limit the operation of the bottom water heating element, but in no case shall operation be less than 16 hours a day, or a total of 126 hours per week.

      3. All water heaters installed after January 1, 1968 shall have a storage capacity of 80 gallons or greater and be of a type approved by the Company, except as provided below.

      4. Approved water heaters of less than 80 gallons now being served by the Company may be permitted to transfer to this rate, and at the Company's option, smaller tanks may be permitted only within an individual apartment of a multi-family building.

      5. The customer shall provide a separate circuit for the water heater, of ample capacity and designed for 240-volt operation, to which no equipment other than the water heater shall be connected.

GROSS EARNINGS TAX

      A Rhode Island Gross Earnings Tax adjustment will be applied to the charges determined above in accordance with Rhode Island General Laws.

TERMS AND CONDITIONS

      The Company's Terms and Conditions in effect from time to time, where not inconsistent with any specific provisions hereof, are a part of this rate.

                          Effective: April 1, 2000